SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)



                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-AARON RENTS INC CL A

          GAMCO INVESTORS, INC.
                                 7/07/97            4,000-           12.0469
                                 7/02/97              400-           12.0000
                                 6/17/97            1,000-           13.3125
                                 5/07/97            3,000-           10.7500



























(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ NATIONAL MARKET.

(2) PRICE EXCLUDES COMMISSION.




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